UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2025

CoreCivic, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5501 Virginia Way Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CXW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Transition

On August 18, 2025, CoreCivic, Inc., a Maryland corporation (the “Company”) announced that Damon T. Hininger, the Company’s Chief Executive Officer (“CEO”), will step down as CEO and resign from his position on the Company’s Board of Directors (the “Board”), effective as of January 1, 2026 (the “Transition Date”). Patrick Swindle, who currently serves as the Company’s President and Chief Operating Officer, will assume the role of CEO of the Company, effective as of the Transition Date, and will continue serving as the President of the Company. Additionally, the Board will appoint Mr. Swindle to the Board to fill the vacancy created by Mr. Hininger’s resignation as of the Transition Date.

Mr. Hininger and the Company have entered into a transition agreement, dated as of August 14, 2025 and effective as of the Transition Date (the “Transition Agreement”), pursuant to which Mr. Hininger will serve as a Special Advisor to the CEO and Chairman of the Board beginning on the Transition Date through March 31, 2027, unless the Transition Agreement is earlier terminated as set forth in the Transition Agreement (the “Transition Period”).

A description of the business background and experience of Mr. Swindle, age 49, is incorporated herein by reference to the information included under the heading “Executive Officers” in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission (“SEC”) on March 31, 2025.

Neither Mr. Hininger’s nor Mr. Swindle’s change in duties were made pursuant to any arrangement or understanding between Mr. Hininger or Mr. Swindle, as applicable, and any other person. Mr. Swindle has no family relationships that would require disclosure under Item 401(d) of Regulation S-K in this Current Report on Form 8-K, and, except for previously disclosed compensation arrangements and as otherwise described in this Current Report on Form 8-K, he is not a party to any material plan, contract or arrangement with the Company. Mr. Swindle neither is a party to nor has any direct or indirect material interest in any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K in this Current Report on Form 8-K.

Hininger Transition Agreement

On August 14, 2025, Mr. Hininger entered into the Transition Agreement. The Transition Agreement will govern Mr. Hininger’s employment with the Company during the Transition Period. The Transition Agreement provides for, among other things, (i) Mr. Hininger’s automatic resignation from all positions that he holds as an officer or member of the Board, effective as of the Transition Date, and (ii) Mr. Hininger’s duties as Special Advisor to the Chief Executive Officer and Chairman of the Board during the Transition Period. The Transition Agreement provides that Mr. Hininger will be paid his current annual base salary as in effect as of December 31, 2025 during the Transition Period. In addition, Mr. Hininger will be entitled to receive 100% of his 2026 annual cash bonus for the twelve-month performance period ending December 31, 2025, to the extent determined to be earned. Mr. Hininger’s existing equity awards will continue to be in effect pursuant to the terms set forth in each such award agreement and the Company’s Amended and Restated 2020 Stock Incentive Plan. Mr. Hininger will not be entitled to and will not receive any new equity awards during the Transition Period.

In the event that the Transition Agreement is terminated prior to March 31, 2027, Mr. Hininger will not be entitled to the rights and compensation set forth above other than the Accrued Amounts (as defined in the Transition Agreement). By accepting the employment offered under the Transition Agreement, Mr. Hininger has waived any current or future rights or payments he might otherwise have become entitled to under the Company’s Amended and Restated Executive Severance and Change in Control Plan effective as of July 25, 2025 (the “Severance Plan”).

A copy of the Transition Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K. The description of the Transition Agreement included in this Current Report on Form 8-K is a summary, is not complete and is qualified in its entirety by reference to the terms of the Transition Agreement filed as Exhibit 10.1 hereto.

CEO Employment Terms

Mr. Swindle’s annual base salary for the fiscal year beginning on January 1, 2026, will be $900,000 (the “CEO Base Salary”). Mr. Swindle’s short-term cash incentive compensation target is an amount equal to 132% of the CEO Base Salary, based on the achievement of performance goals to be established by the Compensation Committee in the first quarter of 2026 (as part of the Company’s regular compensation practices). The percentage target referenced above is the same percentage target utilized for Mr. Swindle’s 2025 annual short-term cash incentive compensation. Mr. Swindle will receive a long-term equity incentive grant of restricted stock units having a value equal to $2,502,000 in the first quarter of 2026 (as part of the Company’s regular equity award grant-cycle). Forty percent of these restricted stock units will be time-based (vesting ratably over three years) and the remaining sixty percent will be performance-based (vesting over a three-year period, subject to the achievement the applicable performance criteria to be established by the Compensation Committee). The Severance Plan will continue to apply to Mr. Swindle in the same manner as it did prior to his promotion to CEO. Mr. Swindle will not receive any additional compensation for his service on the Board.

Item 7.01.	Regulation FD Disclosure.

On August 18, 2025, the Company issued a press release announcing Mr. Swindle’s appointment as CEO and Mr. Hininger’s transition from CEO to Special Advisor to the CEO and Chairman of the Board, effective as of January 1, 2026. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

* * *

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements as to the Company’s beliefs and expectations of the outcome of future events that are “forward-looking” statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning the expected transition of executive leadership at the Company. These forward-looking statements may include such words as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. Important factors that could cause actual results to differ from our expectations are described in the filings made from time to time by the Company with the SEC and include the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 21, 2025 and subsequent filings. The Company takes no responsibility for updating the information contained in this Current Report on Form 8-K following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events, except as may be required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Transition Agreement, dated as of August 14, 2025, by and between the Company and Damon T. Hininger.

99.1	Press Release, dated August 18, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 18, 2025	CORECIVIC, INC.

	By:	/s/ David M. Garfinkle
David M. Garfinkle Executive Vice President and Chief Financial Officer